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EXHIBIT 99.2

For Immediate Release               www.fairchildsemi.com
July 23, 2002
                                    Corporate Communications:
                                    Fran Harrison
                                    207-775-8576
                                    fran.harrison@fairchildsemi.com

                                    Public Relations Firm:
                                    Barb Ewen
                                    CHEN PR
                                    781-466-8282
                                    bewen@chenpr.com


NEWS RELEASE

                 FAIRCHILD SEMICONDUCTOR ANNOUNCES FORMATION OF
                            INTEGRATED CIRCUITS GROUP

     *    INCLUDES INTERFACE & LOGIC AND ANALOG & MIXED SIGNAL DIVISIONS

     *    BUILDS UPON LEADING MARKET SHARE POSITIONS

     *    KEITH JACKSON NAMED TO LEAD THE GROUP

South Portland, Maine - Fairchild Semiconductor International (NYSE: FCS), one of the largest global suppliers of high performance power products for multiple end markets, today announced the formation of the Integrated Circuits Group to accelerate growth and leverage market opportunities. The group will include the company's Interface & Logic Division and the Analog & Mixed Signal Division. Keith Jackson, formerly executive vice president and general manager of the Analog & Mixed Signal Division, was named to lead the new group.

"By leveraging the talents and energies of the Interface & Logic Division with our Analog & Mixed Signal Division, we will be able to more aggressively capitalize on market opportunities,"

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said Kirk Pond, president, CEO and chairman of the Board of Fairchild
Semiconductor. "The two businesses have worked closely together for a number of years, particularly in the areas of interface and analog. This is an opportunity for creating an organization where the whole is greater than the sum of its parts. I'm excited about the Integrated Circuit Group's potential to accelerate Fairchild's revenue growth, improve margins and build upon our industry leading analog and logic market share positions."

"We have identified significant opportunities to increase our shared techniques in integrated circuit mixed signal design and cross-use of libraries while strengthening our position in new system applications by combining our technology and marketing efforts," said Keith Jackson, executive vice president and general manager of the Integrated Circuits Group. "Fairchild has gained significant market share in both our Interface & Logic business as well as our Analog business - which we built from scratch four years ago into a business of approximately $340 million today. The combined strengths within the Integrated Circuits Group will accelerate that growth momentum."

Keith has more than two decades of experience in the semiconductor industry. He has been a member of the Executive Committee of Fairchild Semiconductor since he joined the company in 1998. He was previously the vice president of National Semiconductor's Interface Group and of their Analog & Mixed Signal Division. Keith brings engineering, marketing and management experience gained at National, Texas Instruments and the original Fairchild Semiconductor to his new role. He earned bachelor's and master's degrees in Electrical Engineering from Southern Methodist University and holds numerous patents.

W.T. Greer, formerly senior vice president and general manager of the Interface & Logic Division, has announced his intention to retire effective September 1, 2002 after more than thirty years in the semiconductor industry.

ABOUT FAIRCHILD SEMICONDUCTOR INTERNATIONAL:

Fairchild Semiconductor International (NYSE: FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild's components are used in computing, communications, consumer, industrial and automotive applications. Fairchild's 10,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.

SPECIAL NOTE ON FORWARD LOOKING-STATEMENTS:

This press release includes forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," "we plan," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic or political conditions (including as a result of terrorist

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attacks and responses to them); changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in more detail in our annual and quarterly filings with the Securities and Exchange Commission, available on the SEC's website at www.sec.gov or at Fairchild Semiconductor's website at investor.fairchildsemi.com.